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                                                                    EXHIBIT 11.1

                       HORIZON/CMS HEALTHCARE CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                   (IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
                                  (UNAUDITED)

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                                                                                                         FOR THE THREE MONTHS
                                                                                                           ENDED AUGUST 31,
                                                                                                        -----------------------
                                                                                                           1995         1994
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Common and Common Equivalents:
  Net earnings (loss).................................................................................   $ (28,925)   $12,160
  Additional goodwill amortization from contingent shares issuable pursuant to acquisition
   agreements.........................................................................................      --            (44)
                                                                                                        ----------   ----------
  Net earnings (loss) used for computation of per share earnings......................................   $ (28,925)   $12,116
                                                                                                        ----------   ----------
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Applicable common shares:
  Weighted average outstanding shares during the period...............................................      50,798     43,655
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally
   stock options and warrants using the treasury stock method)........................................         781      1,008
                                                                                                        ----------   ----------
  Total...............................................................................................      51,579     44,663
                                                                                                        ----------   ----------
                                                                                                        ----------   ----------
Net earnings (loss) per share.........................................................................   $   (0.56)   $  0.27
                                                                                                        ----------   ----------
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Assuming Full Dilution:
  Net earnings (loss).................................................................................   $ (28,925)   $12,160
  Additional goodwill amortization from contingent shares issuable pursuant to acquisition
   agreements.........................................................................................      --            (44)
  Interest on convertible debentures, net of income taxes.............................................          39         23
                                                                                                        ----------   ----------
  Net earnings (loss) used for computation of per share earnings......................................   $ (28,886)   $12,139
                                                                                                        ----------   ----------
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Applicable common shares:
  Weighted average outstanding shares during the period...............................................      50,798     43,655
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally
   stock options and warrants using the treasury stock method)........................................         973      1,326
                                                                                                        ----------   ----------
  Total...............................................................................................      51,771     44,981
                                                                                                        ----------   ----------
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Net earnings (loss) per share.........................................................................   $   (0.56)   $  0.27
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